                                                                     EXHIBIT 4.2


                                  NOVAVAX, INC.

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                                SERIES A CUSTOM
                          CONVERTIBLE PREFERRED STOCK

              (Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware)

                                 --------------


            Novavax, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

            That pursuant to authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, at a meeting duly called and held on December 4, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated "Series A Custom Convertible Preferred Stock", which resolution is as follows:

            RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Amended and Restated Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:


            SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK

            SECTION 1. CERTAIN DEFINED TERMS. (a) All the agreements or instruments defined in this Certificate of Designations shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Certificate of Designations.

            (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accrual Amount" means with respect to any share of Series A Preferred Stock on any date an amount calculated at the rate of five percent per annum of the Accrual Value of such share from the issuance date to the date of determination.
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            "Accrual Value" means $1,000.00 per share of Series A Preferred
Stock.

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

            "Aggregated Person" means, with respect to any holder of shares of Series A Preferred Stock, any Person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

            "AMEX" means the American Stock Exchange, Inc.

            "Board of Directors" or "Board" means the Board of Directors of the Corporation.

            "Business Combination Redemption Percentage" means with respect to a redemption of shares of Series A Preferred Stock in accordance with Section 10(b)(6), the applicable percentage determined with respect to the date of payment of the redemption price as follows:

                                                         Business Combination
      Date of Payment                                   Redemption Percentages
      ---------------                                   ----------------------

      Issuance Date through 360th day thereafter                 125%
      On or after 361st day after the Issuance Date              130%

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            "Cash and Cash Equivalent Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such Person and its subsidiaries on a consolidated basis on such date and available for use by such Person and its subsidiaries on such date and (2) all assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents.

            "Common Stock" means the Common Stock, $.01 par value, of the Corporation.

            "Conversion Agent" means Boston EquiServe, or its duly appointed successor who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Corporation to act as conversion agent for the Series A Preferred Stock in accordance with the Conversion Agent Agreement and the name, address and telephone number of which shall have been given to the holder of the Series A Preferred Stock by notice from the Corporation.

            "Conversion Agent Agreement" means the Conversion Agent Agreement, dated as of January 28, 1998, by and among the Corporation, the Conversion Agent and the original holders of the shares of Series A Preferred Stock.


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            "Conversion Date" means the date on which a Conversion Notice is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion at the option of a holder of shares of Series A Preferred Stock pursuant to Section 10(a).

            "Conversion Floor Percentage" means, with respect to each Conversion Date on or before the date which is 180 days after the Issuance Date, the applicable percentage determined with respect to such Conversion Date as follows:

                                                     Conversion Floor
      Conversion Date                                   Percentage
      ---------------                                   ----------

      Issuance Date through 30th day thereafter            105%

      31st through 60th day after Issuance Date            100%

      61st through 90th day after Issuance Date             95%

      91st through 120th day after Issuance Date            90%

      121st through 150th day after Issuance Date           85%

      151st through 180th day after Issuance Date           80%

            "Conversion Notice" means a Notice of Conversion of Series A Custom Convertible Preferred Stock substantially in the form set forth in Section 14(a).

            "Conversion Price" for any Conversion Date

      (1) during the period commencing on the Issuance Date and ending on the date which is 90 days after the Issuance Date, means 100% of the lowest Two-Day Average Trading Price during the applicable Measurement Period for such Conversion Date; and

      (2) on and after the date which is 91 days after the Issuance Date, shall mean 94% of the lowest Two-Day Average Trading Price during the applicable Measurement Period for such Conversion Date;

provided, however, that on any date on or before the 180th day after the Issuance Date, the Conversion Price shall not be less than the product obtained by multiplying (a) $5.403125 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (1) stock splits, (2) stock dividends, (3) combinations, (4) capital reorganizations (5) issuance to all holders of Common Stock rights or warrants to purchase shares of Common Stock, (6) the distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), and (7) similar events relating to the Common Stock, in each such case which occur, or with respect to which "ex-" trading of the Common Stock begins on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware and on or before the applicable Conversion Date, in each case on a basis consistent with the adjustments set forth in the definition of Trading Price) times (b) the Conversion Floor Percentage applicable to the Conversion Date for which the Conversion Price is being


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determined; provided further, however, that the Conversion Price shall not be greater than $6.33 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (1) stock splits, (2) stock dividends, (3) combinations, (4) capital reorganizations (5) issuance to all holders of Common Stock rights or warrants to purchase shares of Common Stock,
(6) the distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), and (7) similar events relating to the Common Stock, in each such case which occur, or with respect to which "ex-" trading of the Common Stock begins on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware and on or before the applicable Conversion Date, in each case on a basis consistent with the adjustments set forth in the definition of Trading Price).

            "Corporation Notice" means a Corporation Notice substantially in the form set forth in Section 14(h).

            "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

            "Holder Notice" means a Holder Notice substantially in the form set forth in Section 14(i).

            "Holder Registration Redemption Notice" means a Holder Registration Redemption Notice substantially in the form set forth in Section 14(j).

            "Inconvertibility Day" means any Trading Day on which the Corporation would not have been required to convert in accordance with Section 10(a) any shares of Series A Preferred Stock of any holder of shares of Series A Preferred Stock as a consequence of the limitations set forth in Section 7(a)(1) had all outstanding shares of Series A Preferred Stock held by such holder on such Trading Day, other than such holder's Stockholder Approval Portion in the case of any Trading Day on or before June 30, 1998, been converted into Common Stock on such Trading Day, determined at the Conversion Price applicable on such Trading Day and without regard to the limitation, if any on such holder contained in the second sentence of Section 10(a).

            "Inconvertibility Notice" means a notice from the Corporation to a holder of shares of Series A Preferred Stock in the form set forth in Section 14(b) or a notice from a holder of shares of Series A Preferred Stock to the Corporation in the form set forth in Section 14(c).

            "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.


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            "Issuance Date" means the first date of original issuance of any shares of Series A Preferred Stock.

            "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series A Preferred Stock.

            "Junior Liquidation Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to liquidation rights to the Series A Preferred Stock.

            "Liquidation Preference" means, for each share of Series A Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to the holders of shares of Series A Preferred Stock in connection with the liquidation, dissolution or winding up of the Corporation plus (ii) $1,000.

            "Majority Holders" means at any time the holders of shares of Series A Preferred Stock which shares constitute a majority of the outstanding shares of Series A Preferred Stock.

            "Mandatory Redemption Waiver" means an agreement of the Corporation and a holder of shares of Series A Preferred Stock in the form set forth in
Section 14(e).

            "Market Price" of any security on any date means the closing bid price of such security on such date on the AMEX or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.

            "Maximum Share Amount" means 2,406,350 shares, or such greater number of shares of Common Stock as shall be authorized and reserved for issuance and as permitted by the rules of the AMEX or such other principal securities exchange on which the Common Stock is listed at such time (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing this Certificate of Designations with the Secretary of State of the State of Delaware), of Common Stock.

            "Maximum Share Amount Inconvertibility" means the occurrence of five or more Inconvertibility Days within any period of ten consecutive Trading Days which occurs on or after the fifth Trading Day after the Issuance Date and prior to the date the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the AMEX (or such other principal securities exchange on which the Common Stock is listed at such time).

            "Measurement Period" means with respect to any Conversion Date, the period of 25 consecutive Trading Days ending one Trading Day prior to such Conversion Date.

            "NASD" means the National Association of Securities Dealers, Inc.

            "Nasdaq" means the Nasdaq National Market.

            "Net Cash and Cash Equivalent Balances" of any Person on any date means the consolidated Cash and Cash Equivalent Balances of such Person and its subsidiaries less the sum of (1) the amount of any outstanding Indebtedness of such Person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or restricts the use of, the consolidated Cash and Cash Equivalent Balances of such Person and its subsidiaries plus (2) the


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maximum amount which is not outstanding and which may be borrowed pursuant to any revolving credit facility or any commitment to lend of or to such Person or any of its subsidiaries which at the time it becomes outstanding will be secured in whole or in part by, or will so restrict, Cash and Cash Equivalent Balances.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "NYSE" means the New York Stock Exchange, Inc.

            "Optional Redemption Date" means the date which is three Business Days after a holder of shares of Series A Preferred Stock who is entitled to redemption rights under Section 11(a) and 11(b) gives a Holder Notice.

            "Optional Redemption Event" means any one of the following events:

            (1) For any period of five consecutive Trading Days following the Issuance Date there shall be no reported sale price of the Common Stock on any of the AMEX, the Nasdaq or the NYSE;

            (2) The Common Stock ceases to be listed for trading on the AMEX, the Nasdaq or the NYSE;

            (3) Any consolidation or merger of the Corporation or any subsidiary of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the NYSE, the AMEX or the Nasdaq; or the sale of all or substantially all of the assets of the Corporation and its subsidiaries;

            (4) The taking of any action, including any amendment to the Certificate of Incorporation of the Corporation (other than any certificate designating a series of preferred stock of the Corporation) which materially and adversely affects the rights of the holders of shares of Series A Preferred Stock;

            (5) The inability for a period of 30 days (whether or not consecutive) of any holder of shares of Series A Preferred Stock to sell shares of Common Stock issued upon conversion of shares of Series A Preferred Stock pursuant to the Registration Statement (1) by reason of the requirements of the Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any other failure of the Registration Statement to comply with the rules and regulations of the SEC; or

            (6) The Corporation shall fail or default in the timely performance of any material obligation to a holder of shares of Series A Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreement with such holder or any other agreement or document entered into in connection with the issuance of shares of Series A Preferred Stock, as such agreements and instruments may be amended from time to time.


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            "Optional Redemption Percentage" means, with respect to each
Optional Redemption Payment Date, the applicable percentage determined with respect to such date as follows:

                                                    Optional Redemption
      Optional Redemption Payment Date                  Percentage
      --------------------------------                  ----------

      Issuance Date through 90th day thereafter            115.0%

      91st through 270th day after Issuance Date           117.5%

      271st Day after Issuance Date and thereafter         120.0%

            "Optional Redemption Price" means an amount in cash equal to the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series A Preferred Stock to be redeemed to the applicable Optional Redemption Date times (b) the Optional Redemption Percentage for the applicable Optional Redemption Date.

            "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

            "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series A Preferred Stock.

            "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series A Preferred Stock.

            "Permitted Indebtedness" means

            (1) Indebtedness not in excess of $250,000 aggregate principal amount which would be reflected on a consolidated balance sheet of the Corporation and its subsidiaries in accordance with Generally Accepted Accounting Principles;

            (2) Indebtedness other than for borrowed money, including, without limitation, Indebtedness, whether or not required to be capitalized, incurred in the ordinary course of business of the Corporation and its subsidiaries, including, without limitation, trade payables, expense accruals, taxes, wages, salaries and employee benefit programs, acquisition of property, guaranties or other contingent liabilities, lease or rental obligations and loss contingencies;

            (3) Indebtedness other than Indebtedness permitted under clause (1) of this definition, incurred after the Issuance Date and in an amount outstanding at any time not in excess of the product of (A) $540,000 times
      (B) the number of full calendar months following the Issuance Date to the date of determination, but not in excess of $6,480,000 aggregate principal amount outstanding at any time;

            (4) guarantees by the Corporation of Indebtedness of subsidiaries of the Corporation, so long as the Indebtedness of such subsidiaries so guaranteed by the Corporation is permitted under this Certificate of Designations;


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            (5) guarantees by the Corporation or any subsidiary of the
      Corporation arising out of the sale of accounts receivable by the Corporation or such subsidiary; and

            (6) contingent liabilities of the Corporation or any subsidiary of the Corporation represented by endorsements of negotiable instruments for collection of deposit in the ordinary course of business of the Corporation or such subsidiary.

            "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or joint stock company.

            "Quarterly Cash Requirements" on any date means the consolidated net cash used in operating activities of the Corporation and its subsidiaries for the most recent fiscal quarter for which, at such date, the Corporation has published a consolidated statement of cash flows, prepared in accordance with Generally Accepted Accounting Principles, as shown on such statement.

            "Redemption Date" means (1) January 28, 2000; provided, however, that if on such date the Corporation is not permitted to redeem shares of Series A Preferred Stock solely by reason of an Optional Redemption Event as provided in clause (y) of Section 9(a), then the date provided in this clause (1) shall be March 29, 2000, and (2) January 29, 2001.

            "Redemption Election" means (1) a notice by a holder of Series A Preferred Stock to the Corporation substantially in the form set forth in
Section 15(d) or (2) a notice by a holder of Series A Preferred Stock to the Corporation included in paragraph 3 of the form of Inconvertibility Notice set forth in Section 15(c).

            "Redemption Election Period" means, with respect to a particular Maximum Share Amount Inconvertibility or Registration Restriction Inconvertibility, the period of ten Business Days after the later of (x) the date an Inconvertibility Notice with respect to such Maximum Share Amount Inconvertibility or Registration Restriction Inconvertibility is given or (y) the date such Inconvertibility Notice was required to have been given by the Corporation.

            "Redemption Notice" means a Redemption Notice substantially in the form set forth in Section 14(g).

            "Redemption Price" means

            (1) in the case of a Redemption Date on January 28, 2000 (or March 29, 2000, as the case may be), an amount in cash equal to the greater of (A) the product obtained by multiplying (i) the sum of (a) $1,000 plus (b) an amount equal to the Accrual Amount on the share of Series A Preferred Stock to be redeemed to the date of payment of the Redemption Price times (ii) 110% and (B) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to Section 9(a), be issuable on conversion in accordance with Section 10(a) of one share of Series A Preferred Stock if a Conversion Notice were given by the holder of such share of Series A Preferred Stock on the Redemption Date (determined without regard to any limitation on beneficial ownership contained in the second sentence of
Section 10(a)) times (y) the greater of (aa) the Market Price of the Common Stock on the Trading Day immediately preceding the Redemption Date and (bb)


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the arithmetic average of the Market Price of the Common Stock for the five
Trading Days ending on the Trading Day immediately preceding the Redemption Date; and

            (2) in the case of a Redemption Date on January 29, 2001, an amount in cash equal to the product obtained by multiplying (i) the sum of (x) $1,000 plus (y) an amount equal to the Accrual Amount on the shares of Series A Preferred Stock to be redeemed to the date of payment of the Redemption Price times (ii) 105%.

            "Registration Redemption Event" means the occurrence of either of the following events:

      (a) the Corporation fails to file the Registration Statement within the 15-day period provided in Section 8(a)(1) of the Subscription Agreements; or

      (b) the SEC Effective Date shall not have occurred on or before the date which is 90 days after the Issuance Date.

            "Registration Redemption Price" means an amount in cash equal to the product obtained by multiplying (A) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series A Preferred Stock to be redeemed to the date of such redemption in accordance with Section 11(c) times
(B) 112.5%.

            "Registration Restriction Inconvertibility" means that (1) if, notwithstanding Rule 416 under the 1933 Act or the provisions of Section 8(b) of the Subscription Agreements, the Registration Statement is not deemed to cover such indeterminate number of additional shares of Common Stock as shall be issuable upon conversion of the shares of Series A Preferred Stock held by any holder of shares of Series A Preferred Stock based on changes from time to time in the Conversion Price, and (2) on any five Trading Days ending on or after the SEC Effective Date within any period of ten consecutive Trading Days the number of shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock held by any holder of shares of Series A Preferred Stock had all shares of Series A Preferred Stock held by such holder been converted in full into Common Stock on each such Trading Day, determined at the Conversion Price applicable on each such Trading Day and without regard to the limitation, if any, on such holder contained in the second sentence of Section 10(a), would exceed the number of shares of Common Stock covered by the Registration Statement and available for sale by such holder pursuant to the Registration Statement.

            "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 8 of the Subscription Agreement.

            "SEC" means the United States Securities and Exchange Commission.

            "SEC Effective Date" means the date on which the Registration Statement is first ordered effective by the SEC.

            "Securities" shall have the meaning, for purposes of the definition of the term Trading Price, set forth in clause (iv) of the first proviso to the definition of the term Trading Price.

            "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series A Preferred Stock.

            "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred Stock.


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            "Series A Preferred Stock" means the Series A Custom Convertible
Preferred Stock of the Corporation.

            "Share Limitation Redemption Date" means each date on which the Corporation is required to redeem shares of Series A Preferred Stock as provided in Section 7(a).

            "Share Limitation Redemption Price" means an amount in cash equal to the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series A Preferred Stock to be redeemed to the applicable Share Limitation Redemption Date times (b) 115%.

            "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of the Common Stock on conversion of the Series A Preferred Stock, as and to the extent required under Rule 713 of the AMEX as in effect from time to time or any successor or replacement provision or any other similar requirement of the principal securities exchange on which the Common Stock is listed from time to time.

            "Stockholder Approval Portion" means two-thirteenths of the shares of Series A Preferred Stock represented by each certificate for shares of Series A Preferred Stock upon original issuance thereof, which amount shall be noted on each certificate for shares of Series A Preferred Stock in accordance with
Section 7(a)(1).

            "Stockholder Approval Redemption Date" means the date which is five Business Days after a Stockholder Approval Redemption Notice is given.

            "Stockholder Approval Redemption Notice" means a Stockholder Approval Redemption Notice substantially in the form set forth in Section 14(f).

            "Stockholder Approval Redemption Price" means an amount in cash equal to the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series A Preferred Stock to be redeemed to the applicable Stockholder Approval Redemption Date times (b) 105%.

            "Subscription Agreements" means the several Subscription Agreements, dated as of January 23, 1998, by and between the Corporation and the holders of shares of Series A Preferred Stock pursuant to which the shares of Series A Preferred Stock were issued.

            "Tender Offer" means a tender offer as defined for purposes of Regulation 14D and Rule 13e-4 under the 1934 Act.

            "Trading Day" means a day on whichever of (x) the national securities exchange or (y) the Nasdaq which at the time constitutes the principal securities market for the Common Stock is open for general trading.

            "Trading Price" of the Common Stock on any date means the lowest sale price (regular way) for one share of Common Stock on such date, in a trade in which, in the case of the use of the term Trading Price to determine the Conversion Price in connection with any conversion of shares of Series A Preferred Stock by a holder of shares of Series A Preferred


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
Stock neither such holder nor any Affiliate of such holder is a buyer or seller, on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock or (b) the Nasdaq, in either such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period:

            (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Trading Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Trading Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

            (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Trading Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Trading Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Trading Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Trading Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Trading Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

            (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Trading Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Trading Price for each day in such Measurement Period prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

            (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause
      (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Trading Price for any day in such Measurement Period prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Trading Price (determined without regard to this proviso) by a fraction of which the numerator shall be the Trading Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator shall be the Trading Price (determined without regard to this proviso); provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Trading Price (determined without regard to this clause (iv) of this proviso) on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series A Preferred Stock shall have the right to receive in payment of dividends on the shares of Series A Preferred Stock or upon conversion of the shares of Series A Preferred Stock, as the case may be, the amount of Securities the holders of shares of Series A Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series A Preferred Stock, or had the holders of shares of Series A Preferred Stock converted the shares of Series A Preferred Stock, in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Trading Price is being determined.

            For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause
      (ii) of this proviso applies (and any Trading Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Trading Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso; or

            (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock

      (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made and (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, exceeds 10% of the product of the Trading Price (determined without regard to this proviso) on any day in such Measurement Period prior to the earlier of (1) the record date with respect to such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Trading Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Trading Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Trading Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Trading Price (determined without regard to this proviso) on such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Trading Price (determined without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series A Preferred Stock shall have the right to receive in payment of dividends on shares of Series A Preferred Stock or upon conversion of shares of Series A Preferred Stock, as the case may be, the amount of cash the holders of shares of Series A Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on shares of Series A Preferred Stock, or had the holders of shares of Series A Preferred Stock converted shares of Series A Preferred Stock, in either such case, immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable;

provided further, however, that if on any date there shall be no reported lowest sale price (regular way) of such security, the "Trading Price" on such date shall be the lowest sale price (regular way), in a trade in which, in the case of the use of the term Trading Price to determine the Conversion Price in connection with any conversion of shares of Series A Preferred Stock by a holder of shares of Series A Preferred Stock, neither such holder nor any Affiliate of such holder is a buyer or seller, of such security on the date next preceding such date on which a lowest sale price (regular way) for such security has been so reported.

            "Two-Day Average Trading Price" means, during any period, the lowest arithmetic average of the Trading Price on each of two consecutive Trading Days during such period.

            SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Custom Convertible Preferred Stock", and the number of shares constituting the Series A Preferred Stock shall be 6,500, and shall not be subject to increase.

            SECTION 3. SERIES A PREFERRED STOCK CAPITAL. The amount to be represented in the capital account for the Series A Preferred Stock at all times for each outstanding share of Series A Preferred Stock shall be an amount equal to the product obtained by multiplying (1) the sum of (A) $1,000 plus (B) an amount equal to the Accrual Amount on such share of Series A Preferred Stock to the date of determination times (2) the Optional Redemption Percentage which would be applicable to a redemption of a share of Series A Preferred Stock pursuant to Sections 11(a) and 11(b) on the date of determination if such share were required to be redeemed by the Corporation pursuant to Sections 11(a) and 11(b) on such date.

            SECTION 4. RANK. The shares of Series A Preferred Stock shall rank senior to the Common Stock and any shares of any other series of Preferred Stock or any shares of any other class of preferred stock of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

            SECTION 5. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends in such amounts as determined from time to time by the Board of Directors. Dividends on the shares of Series A Preferred Stock shall not be cumulative.

            If at any time any dividend on any Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless a dividend in the same amount per share shall have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series A Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends.

            Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

            (b) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one Person or group of affiliated Persons, unless (x) at the time of such redemption, repurchase or acquisition the Registration Statement is effective and available for use by the holders of shares of Series A Preferred Stock named as selling stockholders in the Registration Statement, (y) no Optional Redemption Event or Registration Repurchase Event shall have occurred and (z) the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series A Preferred

Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series A Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series A Preferred Stock equal to the product obtained by multiplying (1) the sum of (A) $1,000 plus (B) an amount equal to the Accrual Amount on such share of Series A Preferred Stock to the date of repurchase pursuant to Section 5(b) times (2) the Optional Redemption Percentage which would be applicable to a redemption of a share of Series A Preferred Stock pursuant to Sections 11(a) and 11(b) on the date of repurchase pursuant to this Section 5(b) if such share were required to be redeemed by the Corporation pursuant to Sections 11(a) and 11(b) on the date of repurchase pursuant to this Section 5(b).

            (c) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any Person other than the Corporation or any subsidiary of the Corporation, unless such Person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series A Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series A Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series A Preferred Stock equal to the greater of (i) the sum of (a) the sum of (1) $1,000 plus (2) an amount equal to the Accrual Amount on such share of Series A Preferred Stock to the date of purchase pursuant to this
Section 5(c) plus (b) an amount equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clauses (a)(1) and (a)(2) times (y) the quotient (expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the applicable percentage which would be used to determine the Conversion Price on the date of purchase pursuant to such Tender Offer if a Conversion Notice were given by a holder of shares of Series A Preferred Stock on such date by (B) the Conversion Price on the date of purchase pursuant to such Tender Offer if a Conversion Notice were given by a holder of shares of Series A Preferred Stock on such date and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 10(a) of one share of Series A Preferred Stock if a Conversion Notice were given by the holder of such share of Series A Preferred Stock on the date of purchase pursuant to such Tender Offer (determined without regard to any limitation on beneficial ownership contained in the second sentence of Section 10(a)) times (y) the price per share of Common Stock offered in such Tender Offer.

            SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series A Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series A Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

            SECTION 7.  MANDATORY REDEMPTION.

            (a) MANDATORY REDEMPTION BASED ON MAXIMUM SHARE AMOUNT. (1) (A) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the AMEX, the Corporation shall not be required to issue upon conversion of shares of Series A Preferred Stock pursuant to Section 10 more than the Maximum Share Amount. The Maximum Share Amount shall be allocated among the shares of Series A Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series A Preferred Stock provided in
Section 2. Each certificate for shares of Series A Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series A Preferred Stock represented by such certificate for purposes of conversion thereof. Upon original issuance of any shares of Series A Preferred Stock, the certificate therefor shall bear a notation as to the Stockholder Approval Portion of the shares evidenced by such certificate.

            (B) Upon surrender of any certificate for shares of Series A Preferred Stock for transfer or re-registration thereof (or, at the option of the holder of such certificate, for conversion pursuant to Section 10(a) of less than all of the shares of Series A Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series A Preferred Stock evidenced by such new certificate. If any certificate for shares of Series A Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series A Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount and the Stockholder Approval Portion allocated thereto determined by pro rata allocation of the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered and pro rata allocation of the Stockholder Approval Portion of the certificate so surrendered. If any shares of Series A Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series A Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series A Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series A Preferred Stock so converted, and if there shall be no other shares of Series A Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series A Preferred Stock outstanding at the close of business on such date.

            (2) (A) If (x) a Maximum Share Amount Inconvertibility occurs then, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the AMEX, the Corporation shall and (y) if a Registration Restriction Inconvertibility occurs, then the Corporation shall, in each such case promptly, but in no event later than five Business Days after each such occurrence, give an Inconvertibility Notice to each holder of shares of Series A Preferred Stock (by telephone line facsimile transmission at such number as such holder of shares of Series A Preferred Stock has specified in writing to the Corporation for such purposes or, if such holder of shares of Series A Preferred Stock shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series A Preferred Stock may at any time after such occurrence give an Inconvertibility Notice to the Corporation. If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder of Series A Preferred Stock shall have given any Inconvertibility Notice, then within the applicable Redemption Election Period the holder receiving or giving or entitled to receive, as the case may be, such Inconvertibility Notice shall have the right by a Redemption Election given to the Corporation (which may be contained in the Inconvertibility Notice given by such holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series A Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series A Preferred Stock) as shall not, on the Business Day prior to the date of such redemption, (x) be convertible into shares of Common Stock by reason of a Maximum Share Amount Inconvertibility or (y) be convertible into shares of Common Stock which are covered by the Registration Statement and available for sale by such holder pursuant to the Registration Statement by reason of a Registration Restriction Inconvertibility, in each such case, within five Business Days after such holder gives a Redemption Election to the Corporation, at a price per share equal to the Share Limitation Redemption Price; provided, however, that (1) no such redemption shall be made with respect to a Registration Restriction Inconvertibility if, prior to the expiration of the applicable Redemption Election Period, the Corporation and such holder shall, by a Mandatory Redemption Waiver, waive the Corporation's obligation to make such redemption and (2) if (i) the Registration Statement is and remains effective and available for use by holders of shares of Series A Preferred Stock for resale of the shares of Common Stock which are covered by the Registration Statement, (ii) the Corporation files with the SEC an additional Registration Statement as and when required by Section 8(b)(1) of the Subscription Agreements and (iii) the Corporation maintains Net Cash and Cash Equivalent Balances at least equal to three times the Corporation's Quarterly Cash Requirements, then the Corporation shall not be required to redeem any shares of Series A Preferred Stock by reason of a particular Registration Restriction Inconvertibility prior to the date which is 45 days after such Registration Restriction Inconvertibility first occurs. If a holder of shares of Series A Preferred Stock gives a Redemption Election to the Corporation by reason of a Maximum Share Amount Inconvertibility and, prior to the date the Corporation is required to redeem such holder's shares of Series A Preferred Stock, the Corporation would have been able, within the limitations set forth in Section 7(a)(1), to convert all of such holder's outstanding shares of Series A Preferred Stock (determined without regard to the limitation, if any, on such holder contained in the second sentence of Section 10(a)) on any two Trading Days within any period of three consecutive Trading Days commencing after the period of ten consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series A Preferred Stock, as the case may be, had such holder given a Conversion Notice for all of such holder's outstanding shares of Series A Preferred Stock on each of such two Trading Days within such three-Trading Day period, then the Corporation shall not be required to redeem any shares of Series A Preferred Stock held by such holder by reason of such Inconvertibility Notice.

            (B) An Inconvertibility Notice or a Redemption Election given by a holder of shares of Series A Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after an Inconvertibility Notice or a Redemption Election has been given (which notice shall specify all defects in the Inconvertibility Notice or Redemption Election), and any Inconvertibility Notice or Redemption Election containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. In the absence of any such undertaking from such holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all inconvertible shares of Series A Preferred Stock as to which a Redemption Election has been given and which shares are not in dispute.

            (3) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to one or more holders of Series A Preferred Stock or the giving or the absence of any Inconvertibility Notice or Redemption Election by one or more holders of the Series A Preferred Stock or any redemption of shares of Series A Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless, in the case of a Maximum Share Amount Inconvertibility, the Stockholder Approval shall have been obtained or waived by the AMEX.

            (4) On each Share Limitation Redemption Date (or such later date as a holder surrenders such holder's certificate(s) for shares of Series A Preferred Stock redeemed), the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to the holder of shares of Series A Preferred Stock to be redeemed to such account as specified by such holder in writing to the Corporation at least one Business Day prior to such Share Limitation Redemption Date. A holder of shares of Series A Preferred Stock which are redeemed pursuant to this Section 7(a) shall not be entitled to payment of the Share Limitation Redemption Price of such shares of Series A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). In connection with a redemption of less than all of the shares of Series A Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Trading Days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series A Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series A Preferred Stock may be redeemed. If the Corporation shall fail to pay the Share Limitation Redemption Price of any shares of Series A Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

            (5) If the Corporation shall have failed to pay in full the Share Limitation Redemption Price (other than by reason of a Maximum Share Amount Inconvertibility), the Optional Redemption Price or the Registration Redemption Price for any share of Series A Preferred Stock when the same is due and payable, without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in Section 7(a)(7)), the holder of such share of Series A Preferred Stock shall have the right to convert such share of Series A Preferred Stock into Common Stock in accordance with Section 10(a) (subject to the numerical limit contained in the second sentence of Section (10(a)); provided, however, that the shares of Common Stock received by the holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such holder arising under applicable securities laws to the extent not registered for resale by the holder pursuant to the Registration Statement.

            (6) If the Corporation shall have failed to pay in full the Share Limitation Redemption Price for any portion (which, if applicable, may be all) of any holder's shares of Series A Preferred Stock when the same is due and payable by reason of a Maximum Share Amount Inconvertibility and the Stockholder Approval shall not have been obtained, without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in Section 7(a)(7)), upon the written request of the Majority Holders, the Corporation shall use its best efforts to obtain a waiver from AMEX (or such other principal securities exchange on which the Common Stock is listed at such time) of the requirement for Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Series A Preferred Stock. If such waiver, in form reasonably satisfactory to the Majority Holders, is not obtained within 15 days after the Corporation's receipt of such request from the Majority Holders, and such Maximum Share Amount Inconvertibility occurs on or after June 20, 1998, then the Corporation promptly shall call a special meeting of its stockholders, to be held not later than 60 days after the expiration of the foregoing 15-day period, to seek the Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with Section 10.

            (7) If a holder of shares of Series A Preferred Stock converts all or any portion of such holder's shares of Series A Preferred Stock pursuant to
Section 7(a)(5), the amount of the Share Limitation Redemption Price or the Registration Redemption Price, as the case may be, due to such holder with respect to the number of shares of Series A Preferred Stock so converted shall be reduced by $1,000 for each share of Series A Preferred Stock so converted.

            (b) REDEMPTION BY REASON OF ABSENCE OF STOCKHOLDER APPROVAL. (1) If on or before June 30, 1998, the Corporation shall not have obtained the Stockholder Approval or a waiver by the AMEX of the requirement for the Stockholder Approval, then each holder of shares of Series A Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem from such holder all or any portion of a number of shares of Series A Preferred Stock equal to the lesser of (x) such holder's Stockholder Approval Portion and (y) the number of outstanding shares of Series A Preferred Stock held by such holder on the Stockholder Approval Redemption Date, in either such case at a price per share of Series A Preferred Stock equal to the Stockholder Approval Redemption Price. A holder may exercise such right by giving to the Corporation a Stockholder Approval Redemption Notice at any time after June 30, 1998 and any such redemption shall be made by payment by the Corporation to such holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by such holder of an amount equal to the aggregate Stockholder Approval Redemption Price of all shares of Series A Preferred Stock to be redeemed from such holder on the applicable Stockholder Approval Redemption Date (or such later date as such holder surrenders such holder's certificate(s) for shares of Series A Preferred stock redeemed). A Stockholder Approved Redemption Notice may be revoked by the holder giving such Stockholder Approval Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Stockholder Approval Redemption Price to such holder.

            (2) A holder of shares of Series A Preferred Stock which are redeemed pursuant to this Section 7(b) shall not be entitled to payment of the Stockholder Approval Redemption Price of such shares of Series A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with
Section 15(b). In connection with a redemption pursuant to this Section 9(b) of less than all of the shares of Series A Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series A Preferred Stock evidenced by such certificate which have not been redeemed. If the Corporation shall fail to pay the Stockholder Approval Redemption Price of any shares of Series A Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

            (3) A Stockholder Approval Redemption Notice given by a holder of shares of Series A Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Stockholder Approval Redemption Notice has been given (which notice shall specify all defects in the Stockholder Approval Redemption Notice), and any Stockholder Approval Redemption Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. In the absence of any such undertaking from such holders, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series A Preferred Stock not in dispute. If the Corporation shall fail to pay the Stockholder Approval Redemption Price in full to any holder of shares of Series A Preferred Stock when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

            (c) NO OTHER MANDATORY REDEMPTION. The shares of Series A Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided in this Section 7 and in Section 11.

            SECTION 8. NO SINKING FUND. The shares of Series A Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series A Preferred Stock.

            SECTION 9. REDEMPTION AT OPTION OF CORPORATION.

            (a) OPTIONAL REDEMPTION. (1) So long as (w) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series A Preferred Stock (including its obligations under the Subscription Agreements and the provisions of this Certificate of Designations), (x) the Registration Statement shall be effective on the date the Corporation gives the Redemption Notice and on the Redemption Date, (y) no Registration Redemption Event shall have occurred with respect to which any holder of shares of Series A Preferred Stock shall have exercised redemption rights under Section 11(c) and the Registration Redemption Price shall not have been paid and no Optional Redemption Event shall have occurred with respect to which on the Redemption Date any holder of shares of Series A Preferred Stock shall be entitled to exercise redemption rights under Sections 11(a) and 11(b) or with respect to which any holder of shares of Series A Preferred Stock shall have exercised such rights and the Optional Redemption Price shall not have been paid and (z) on the date the Corporation gives the Redemption Notice and on the Redemption Date, the Corporation has Cash and Cash Equivalent Balances which are sufficient, after taking into account the Corporation's cash requirements during the period from the date the Redemption Notice is given to the Redemption Date, to pay the Redemption Price of the shares of Series A Preferred Stock to be redeemed, the Corporation shall have the right to redeem all or any part of the outstanding shares of Series A Preferred Stock pursuant to this Section 9(a) at the Redemption Price. In order to exercise it right of redemption under this Section 9(a), the Corporation shall give a Redemption Notice to the holders of shares of Series A Preferred Stock not less than 30 or more than 60 days prior to the Redemption Date. On the Redemption Date (or such later date as a holder of shares of Series A Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series A Preferred Stock redeemed), the Corporation shall pay to or upon the order of each holder of shares of Series A Preferred Stock by wire transfer of immediately available funds to such account as shall be specified for such purpose by such holder in an amount equal to the Redemption Price of all of such holder's shares of Series A Preferred Stock to be redeemed. A holder of shares of Series A Preferred Stock which are redeemed pursuant to this Section 9(a) shall not be entitled to payment of the Redemption Price of such shares of Series A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). If the Corporation shall fail to pay the Redemption Price of any shares of Series A Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 18% per annum from the due date thereof until paid in full.

            (2) Notwithstanding the giving of a Redemption Notice, each holder of shares of Series A Preferred Stock shall be entitled to convert in accordance with Section 10 any shares of Series A Preferred Stock which are to be redeemed at any time prior to (1) the Redemption Date or (2) if the Corporation fails to pay the Redemption Price in full to such holder on the Redemption Date, the date on which the Corporation pays the Redemption Price in full to such holder for all shares of Series A Preferred Stock to be redeemed from such holder.

            (3) Any redemption of shares of Series A Preferred Stock pursuant to this Section 9(a) shall be made as nearly as practical pro rata from all holders of shares of Series A Preferred Stock outstanding.

            (4) Upon receipt by the Corporation from a holder of shares of Series A Preferred Stock of certificates for shares of Series A Preferred Stock evidencing a greater number of shares of Series A Preferred Stock than the number of shares of Series A Preferred Stock to be redeemed in accordance with this Section 9(a), the Corporation shall, within three Trading Days after such surrender, issue and deliver to or upon the order of such holder a new certificate for the balance of shares of Series A Preferred Stock, if any.

            (b) NO OTHER REDEMPTION AT THE OPTION OF THE CORPORATION. Except as otherwise specifically provided in Section 9(a), the Corporation shall not have any right to redeem any shares of Series A Preferred Stock at the option of the Corporation.

            SECTION 10. CONVERSION.

            (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series A Preferred Stock may convert at any time all or from time to time any part of their outstanding shares of Series A Preferred Stock consisting of at least 15 shares of Series A Preferred Stock (or such smaller number of shares held by a holder) into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the Issuance Date, and at any time thereafter, each share of Series A Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series A Preferred Stock being converted to the applicable Conversion Date by (y) the Conversion Price on the applicable Conversion Date; provided, however, that in no event shall any holder of shares of Series A Preferred Stock be entitled to convert any shares of Series A Preferred Stock in excess of that number of shares of Series A Preferred Stock upon conversion of which the sum of
(1) the number of shares of Common Stock beneficially owned by such holder (including shares of Common Stock beneficially owned by all Aggregated Persons of such holder) (other than shares of Common Stock deemed beneficially owned by such holder or any Aggregated Person of such holder through the ownership of (x) unconverted shares of Series A Preferred Stock and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series A Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. For purposes of the proviso to the second preceding sentence, the Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a holder of shares of Series A Preferred Stock to the Corporation in connection with a particular conversion, without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Corporation with respect thereto.

            (b) OTHER PROVISIONS. (1) The holders of shares of Series A Preferred Stock at the close of business on the record date for any dividend payment to holders of Series A

Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after the record date for such dividend payment or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series A Preferred Stock converted during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series A Preferred Stock on a record date for a dividend payment who (or whose transferee) converts any of such shares into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such dividend payment date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series A Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series A Preferred Stock that may be accrued and unpaid at the date of conversion of shares of Series A Preferred Stock.

            (2) The right of the holders of Series A Preferred Stock to convert their shares shall be exercised by delivering (which may be made by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent at the address or telephone line facsimile transmission number provided in or pursuant to the Conversion Agent Agreement. The number of shares of Common Stock to be issued upon each conversion of shares of Series A Preferred Stock shall be the number set forth in the applicable Conversion Notice, which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one Trading Day after such holder gives such Conversion Notice, and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series A Preferred Stock being converted within one Trading Day after a Conversion Notice has been given (which notice shall specify all defects in such Conversion Notice), and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder agrees to correct all such defects promptly.

            (3) If a holder of Series A Preferred Stock elects to convert any shares of Series A Preferred Stock in accordance with Section 10(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series A Preferred Stock physically to the Corporation unless all of the shares of Series A Preferred Stock represented thereby are so converted. Each holder of shares of Series A Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series A Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series A Preferred Stock may not transfer the certificate(s) representing such shares of Series A Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series A Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series A Preferred Stock (upon payment by such holder of shares of Series A Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate(s); provided, however, that as a condition precedent to issuing any such certificate(s) in any name other than that of the holder of record of the certificate(s) so surrendered, the Corporation may require such proposed new holder of record to acknowledge in writing the number of shares of Series A Preferred Stock to be represented by such new certificate(s). Each holder of shares of Series A Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series A Preferred Stock represented by such certificate, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and by reason of Section 7(a), the number of shares of Common Stock from the Maximum Share Amount allocated to the shares of Series A Preferred Stock represented by such certificate for purposes of conversion of such shares may be less than the number thereof stated on such certificate and (2) the Corporation may place one or more legends on the certificates for shares of Series A Preferred Stock which refers to or describes the provisions of this paragraph and Section 7(a).

            (4) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series A Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series A Preferred Stock being converted as shown on the stock books of the Corporation, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

            (5) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series A Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series A Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (6) (A) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series A Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series A Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A Preferred Stock the right to elect the securities, cash, or other assets into which the Series A Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). Notwithstanding the forgoing, in connection with any such merger, consolidation, sale, transfer or exchange, the Corporation shall have the right, in lieu of making provision for preservation of economic benefits of the conversion rights of the holders of shares of Series A Preferred Stock, to redeem all outstanding shares of Series A Preferred Stock immediately after completion of such transaction at a redemption price per share of Series A Preferred Stock in cash equal to the product obtained by multiplying (A) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series A Preferred Stock to be redeemed to the date of payment of the redemption price times (B) the applicable Business Combination Redemption Percentage. Such right of redemption shall be exercised by notice from the Corporation to the holders of shares of Series A Preferred Stock stating that the Corporation is exercising its redemption right under this Section 10(b)(6), which notice shall be given at least 20 Trading Days and not more than 30 Trading Days prior to completion of such transaction and shall specify that such redemption shall occur on the Business Day immediately following the date of completion of such transaction. On the date specified in such notice (or such later date as a holder of shares of Series A Preferred Stock surrenders such holder's certificates for shares of Series A Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Business Combination Redemption Price to each holder of shares of Series A Preferred Stock to be redeemed to such account as specified by such holder in writing to the Corporation at least one Business Day prior to such payment of the Business Combination Redemption Price. A holder of shares of Series A Preferred Stock which are redeemed pursuant to this Section 10(b)(6) shall not be entitled to payment of the Business Combination Redemption Price of such shares of Series A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). If the Corporation shall fail to pay the Business Combination Redemption Price of any shares of Series A Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full. Notwithstanding the giving of a notice of redemption pursuant to this Section 10(b)(6), each holder of shares of Series A Preferred Stock shall be entitled to convert in accordance with this Section 10 any shares of Series A Preferred Stock which are to be redeemed at any time prior to (1) the redemption date specified in the notice of redemption or (2) if the Corporation fails to pay the Business Combination Redemption Price in full to such holder when due, the date on which the Corporation pays the Business Combination Redemption Price in full to such holder for all shares of Series A Preferred Stock to be redeemed from such holder. The Corporation shall not effect any such transaction unless it shall have complied with the provisions of this paragraph. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

            (B) Whenever the Corporation shall propose to take any of the actions specified in this Section 10(b)(6), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which the security holders entitled to participate in such transaction will be determined, to the holders of record of the outstanding Series A Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common

Stock for securities or other property, as the case may be.

            (7) Upon receipt by the Conversion Agent from a holder of shares of Series A Preferred Stock of a Conversion Notice, the Corporation shall issue and deliver or cause to be issued and delivered to or upon the order of such holder certificates for the Common Stock issuable upon such conversion by the close of business on the third Trading Day after such Conversion Notice is received, and as of the close of business on the date of such receipt such holder (or such holder's assignee) shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares of Series A Preferred Stock so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets, as herein provided, on such conversion. If a holder of Series A Preferred Stock shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the shares of Common Stock which are issuable upon such conversion in accordance with the terms of this Certificate of Designations shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other Person of any obligation to the Corporation, or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series A Preferred Stock as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure, (2) the percentage used to calculate the Conversion Price applicable to such conversion shall be reduced by one-tenth of a percentage point from the percentage otherwise used to calculate the Conversion Price applicable to such conversion and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series A Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series A Preferred Stock thereafter in accordance herewith; provided, however, that the Corporation shall not be liable to a holder of shares of Series A Preferred Stock under the preceding clause (1) or clause (2) to the extent the failure of the Corporation to deliver or cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, act of God or any similar event outside the control of the Corporation (it being understood that the actions or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). A holder of shares of Series A Preferred Stock who has given a Conversion Notice shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable after becoming aware that shares of Common Stock issued on conversion of such holder's shares of Series A Preferred Stock have not been received as provided in this Section 10(b)(7); provided, however, that any failure by such holder so to notify the Corporation shall not relieve the Corporation of its obligation to issue and deliver shares of Common Stock upon conversion of shares of Series A Preferred Stock as and when required by this Section 10.

            (8) No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of Series A Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash to such holder at the time of issuance of shares of Common Stock in connection with such conversion an amount equal to the product of (i) the arithmetic average of the Market Price of a share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date times (ii) such fraction of a share of Common Stock.

            SECTION 11. REDEMPTION UPON AN OPTIONAL REDEMPTION EVENT; ABSENCE OF SEC REGISTRATION.

            (a) REDEMPTION RIGHT UPON OPTIONAL REDEMPTION EVENT. If an Optional Redemption Event occurs, then each holder of shares of Series A Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series A Preferred Stock, or any portion thereof, on the date that is three Business Days after the date of the Holder Notice given with respect to such Optional Redemption Event. Each holder of shares of Series A Preferred Stock shall have the right to require the Corporation to redeem all or any such portion of such holder's shares of Series A Preferred Stock if an Optional Redemption Event occurs at any time while any of such holder's shares of Series A Preferred Stock are outstanding at a price equal to the Optional Redemption Price.

            (b) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC.
(1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series A Preferred Stock a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

      (i) the date by which the optional redemption right must be exercised, and

      (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

No failure of the Corporation to give a Corporation Notice or defect therein shall limit the right of any holder of shares of Series A Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series A Preferred Stock.

            (2) To exercise its optional redemption right, each holder of outstanding shares of Series A Preferred Stock shall deliver to the Corporation on or before the thirtieth day after a Corporation Notice is given to such holder (or if no Corporation Notice has been given to such holder, within forty days after such holder first learns of the Optional Redemption Event) a Holder Notice to the Corporation setting forth the name of such holder, and number of such holder's shares of Series A Preferred Stock to be redeemed. A Holder Notice may be revoked by such holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

            (3) If a holder of shares of Series A Preferred Stock shall have given a Holder Notice, on the date which is three Business Days after the date such Holder Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series A Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the applicable redemption date. A holder of shares of Series A Preferred Stock which are redeemed pursuant to Sections 11(a) and

11(b) shall not be entitled to payment of the Optional Redemption Price of such shares of Series A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

            (c) REDEMPTION RIGHT FOR ABSENCE OF SEC REGISTRATION. If a Registration Redemption Event occurs, then each holder of shares of Series A Preferred Stock shall have the right by complying with the requirements of this
Section 11(c), at such holder's option, to require the Corporation to redeem all of such holder's shares of Series A Preferred Stock, or from time to time any portion thereof, by making payment of the Registration Redemption Price to such holder in immediately available funds to such account as specified by such holder by notice to the Corporation, on the date that is three Business Days after the date a Holder Registration Redemption Notice is given by such holder (or such later date as such holder surrenders to the Corporation the certificate(s) for the shares of Series A Preferred Stock redeemed). A holder of shares of Series A Preferred Stock shall exercise its right to require redemption pursuant to this Section 11(c) by giving a Holder Registration Redemption Notice at any time prior to the SEC Effective Date. If a holder of shares of Series A Preferred Stock shall have given a Holder Registration Redemption Notice, the Corporation shall redeem such holder's shares of Series A Preferred Stock or the portion of such holder's shares of Series A Preferred Stock as stated in such Holder Registration Redemption Notice at a price per share equal to the Registration Redemption Price. A holder of shares of Series A Preferred Stock which are redeemed pursuant to this Section 11(c) shall not be entitled to payment of the Registration Redemption Price of such shares of Series A Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). A Holder Registration Redemption Notice may be revoked by the holder giving such Holder Registration Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Registration Redemption Price to such holder.

            (d) OTHER. (1) If the Corporation fails to pay in full when due the Optional Redemption Price or the Registration Redemption Price, as the case may be, for the number of shares of Series A Preferred Stock specified in a Holder Notice or a Registration Redemption Notice, as the case may be, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

            (2) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series A Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series A Preferred Stock evidenced by such certificate which have not been redeemed.

            (3) A Holder Notice or a Holder Registration Redemption Notice given by a holder of shares of Series A Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice or Holder Registration Redemption Notice has been given (which notice shall specify all defects in the Holder Notice or Holder Registration Redemption Notice), and any Holder Notice or Holder Registration Redemption Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. In the absence of any such undertaking from such holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series A Preferred Stock not in dispute.

            SECTION 12. VOTING RIGHTS; CERTAIN RESTRICTIONS.

            (a) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series A Preferred Stock shall not be entitled to vote on any matter.

            (b) CERTIFICATE OF INCORPORATION; CERTAIN STOCK. The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Restated Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series A Preferred Stock except as otherwise required by law; and provided further, however, that no such amendment, alteration or repeal shall
(i) reduce the Optional Redemption Price, Redemption Price, Registration Redemption Price, Share Limitation Redemption Price, Stockholder Approval Redemption Price or the amount payable to a holder of shares of Series A Preferred Stock pursuant to Section 5(b), 5(c) or 10(b)(6)(A), (ii) reduce the percentage in, or otherwise change the definition of Majority Holders, (iii) change the method of calculating the Conversion Price in a manner adverse to the holders of shares of Series A Preferred Stock or reduce the number of shares of Common Stock issuable upon any conversion of shares of Series A Preferred Stock or (iv) amend, modify or repeal any provision of this Section 12(b), unless in each such case referred to in the preceding clauses (i) through (iv) such amendment, modification or repeal has been approved by the affirmative vote or consent of the holders of all outstanding shares of Series A Preferred Stock, voting separately or as a class.

            (c) REPURCHASES OF SERIES A PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series A Preferred Stock (other than pursuant to Section 7(a), Section 9(a) or Section 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series A Preferred Stock for cash at the same price per share.

            (d) OTHER. So long as any shares of Series A Preferred Stock are outstanding:

            (1) LIMITATION ON INDEBTEDNESS. During the period from the Issuance Date through the date which is 360 days after the Issuance Date, the Corporation will not itself, and will not permit any subsidiary of the Corporation to, create, assume, incur, in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction, or suffer to exist (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

            (2) PAYMENT OF OBLIGATIONS. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

            (3) MAINTENANCE OF PROPERTY; INSURANCE. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

            (4) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Delaware, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

            (5) COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

            (6) INVESTMENT COMPANY ACT. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

            (7) TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not permit any subsidiary of the Corporation, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such subsidiary no less favorable than terms that could be obtained by the Corporation or such subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors; provided, however, that nothing in this Section 12(d)(7) shall prohibit any transaction described in clause (5), (6) or (7) of the definition of the term "Permitted Investments" in the Subscription Agreements which transaction would, if engaged in with the proceeds of the sale of the Series A Preferred Stock, be permissible under clause (1) of Section 5(f) of the Subscription Agreements.

            SECTION 13. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date a Conversion Notice is given by a holder of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation (other than any original holder of shares of Series A Preferred Stock) and (iii) from the applicable Share Limitation Redemption Date, Redemption Date, Optional Redemption Date, date of redemption pursuant to Section 11(c) or Stockholder Approval Redemption Date all shares of Series A Preferred Stock which are redeemed, so long as in each case the Share Limitation Redemption Price, Redemption Price, the Optional

Redemption Price, Registration Redemption Price or Stockholder Approval Redemption Price, as the case may be, of such shares of Series A Preferred Stock shall have been paid by the Corporation as and when due hereunder.

            SECTION 14. FORMS OF NOTICES.

            (a) NOTICE OF CONVERSION OF SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK.

                              NOTICE OF CONVERSION
                                       OF
                   SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK
                                       OF
                                  NOVAVAX, INC.

TO:   Boston EquiServe,
         as Conversion Agent
      150 Royall Street
      Canton Massachusetts  02021

      Attention:

      Facsimile No.:  (781) 575-2549


            (1) Pursuant to the terms of the Series A Custom Convertible Preferred Stock (the "Preferred Stock"), of Novavax, Inc., a Delaware corporation (the "Corporation"), the undersigned (the "Holder") hereby elects to convert _____________________ shares of the Preferred Stock (each having a conversion amount per share equal to the sum of (i) $1,000.00 plus (ii) an amount equal to the Accrual Amount on such share to the Conversion Date) into shares of Common Stock, $.01 par value (the "Common Stock"), of the Corporation, at a Conversion Price per share of Common Stock equal to $_____________________, or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of the Preferred Stock.

            (2) The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is
____________.

            (3) If the conversion of shares of Preferred Stock by this Notice is based on the Trading Prices during a Measurement Period, set forth below or on a schedule which accompanies this Notice are the Trading Prices during the Measurement Period applicable to this Notice and an indication of the two Trading Prices used to determine the Conversion Price set forth above.

                  Date                   Trading Price

            1.    ____________,____      $____________

            2.    ____________,____      $____________

            3.    ____________,____      $____________

            4.    ____________,____      $____________

            5.    ____________,____      $____________

            6.    ____________,____      $____________

            7.    ____________,____      $____________

            8.    ____________,____      $____________

            9.    ____________,____      $____________

            10.   ____________,____      $____________

            11.   ____________,____      $____________

            12.   ____________,____      $____________

            13.   ____________,____      $____________

            14.   ____________,____      $____________

            15.   ____________,____      $____________

            16.   ____________,____      $____________

            17.   ____________,____      $____________

            18.   ____________,____      $____________

            19.   ____________,____      $____________

            20.   ____________,____      $____________

            21.   ____________,____      $____________

            22.   ____________,____      $____________

            23.   ____________,____      $____________

            24.   ____________,____      $____________

            25.   ____________,____      $____________

            (4) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


      ____________________________        ____________________________
            Name                             Name

      ____________________________        ____________________________
            Address                          Address

      ____________________________        ____________________________
           SS or Tax ID Number                 SS or Tax ID Number

            (5) The Holder hereby represents to the Corporation that (a) the exercise of conversion rights contained in this Notice does not violate the provisions of Section 10(a) of the Certificate of Designations relating to beneficial ownership in excess of 4.9% of the Common Stock and (b) the Conversion Price set forth in this Notice is not based on a trade of shares of Common Stock in which the Holder or any Affiliate of the Holder was the buyer or seller.

            (6) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act, as amended (the "Act"), the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment only, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an "accredited investor" as defined in Regulation D under the 1933 Act. The Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Subscription Agreement, dated as of January 23, 1998.


                                    NAME:

Date _________________________      ____________________________________________
                                                  (print or type)

                                    ____________________________________________
                                                 Signature of Holder
                                           (Must be signed exactly as name
                                    appears on the Preferred Stock Certificate.)


            (b) FORM OF CORPORATION INCONVERTIBILITY NOTICE.

                       CORPORATION INCONVERTIBILITY NOTICE
               (SECTION 7(a)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:___________________________
        (Name of Holder)


            (1) Pursuant to the terms of the Series A Custom Convertible Preferred Stock (the "Preferred Stock"), Novavax, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named Holder:

            (a) On             (fill in date) five Inconvertibility Days had
occurred in a period of ten Trading Days and on such date             (fill in
number) shares of Preferred Stock and the related Accrual Amounts became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

      (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:

       _______________________________                $_______________

       _______________________________                $_______________

       _______________________________                $_______________

       _______________________________                $_______________

       _______________________________                $_______________

            (2) The Inconvertibility Days referred to in this Notice relate to (check (a) or (b)):

            [ ] (a) Maximum Share Amount Inconvertibility

            [ ] (b) Registration Restriction Inconvertibility

            (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations for the Preferred Stock.


Date _________________________      NOVAVAX, INC.

                                    By ______________________________
                                       Title:


            (c) FORM OF HOLDER INCONVERTIBILITY NOTICE.

                         HOLDER INCONVERTIBILITY NOTICE
               (SECTION 7(a)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:   NOVAVAX, INC.

            (1) Pursuant to the terms of the Series A Custom Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder"), hereby notifies Novavax, Inc., a Delaware corporation (the "Corporation"):

            (a) On              (fill in date) five Inconvertibility Days had
occurred in a period of ten Trading Days and on such date            (fill in
number) shares of Preferred

Stock and the related Accrual Amounts became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

      (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:

       _______________________________                $_______________

       _______________________________                $_______________

       _______________________________                $_______________

       _______________________________                $_______________

       _______________________________                $_______________

            (2) The Inconvertibility Days referred to in this Notice relate to (check (a) or (b)):

            [ ] (a) Maximum Share Amount Inconvertibility

            [ ] (b) Registration Restriction Inconvertibility

            (3) If the following date and amounts are completed in this Notice, the Holder hereby directs the Corporation to redeem the number of shares of Preferred Stock set forth below in accordance with Section 7(a) of the Certificate of Designations as set forth below:

            (a) Number of shares of Preferred Stock to be redeemed:
                               (fill in)

            (b) On               (fill in Share Limitation Redemption Date) or
such later date as the Holder shall surrender to the Corporation the certificates for the shares of Preferred Stock redeemed, the Corporation shall pay the Holder the Share Limitation Redemption Price per share of Preferred
Stock to be redeemed of $          . The Share Limitation Redemption Price is
equal to the product obtained by multiplying (A) the sum of (i) $1,000.00 plus
(ii) the Accrual Amount on such share to such Share Limitation Redemption Date
equal to $         times (B) 115%.

            (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations for the Preferred Stock.


Date _________________________      NAME OF HOLDER:

                                    ________________________________
                                             (print or type)


                                    By _____________________________
                                       Title:

            (d) FORM OF REDEMPTION ELECTION.

                            HOLDER REDEMPTION NOTICE
               (SECTION 7(a)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:   NOVAVAX, INC.

            (1) Pursuant to the terms of the Series A Custom Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder") hereby notifies Novavax, Inc., a Delaware corporation (the "Corporation"), that the
Holder is exercising its right to require the Corporation to redeem       shares
of Preferred Stock in accordance with Section 7(a) of the Certificate of
Designations of the Preferred Stock. On              (fill in Share Limitation
Redemption Date) or such later date as the Holder shall surrender to the Corporation the certificates for the shares of Preferred Stock redeemed, the Corporation shall pay the Holder the Share Limitation Redemption Price per share
of Preferred Stock to be redeemed of $         . The Share Limitation Redemption
Price is equal to the product obtained by multiplying (A) the sum of (i) $1,000.00 plus (ii) the Accrual Amount on such share to such Share Limitation
Redemption Date equal to $         times (B) 115%.

            (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date _________________________      NAME OF HOLDER:

                                    _________________________________


                                    By ______________________________


            (e) FORM OF MANDATORY REDEMPTION WAIVER.

                           MANDATORY REDEMPTION WAIVER
               (SECTION 7(a)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

            Novavax, Inc., a Delaware corporation (the "Corporation"), and the undersigned holder (the "Holder") of shares of the Corporation's Series A Custom Convertible Preferred Stock (the "Preferred Stock") hereby agree as follows:

            1. The Corporation's or the Holder's Inconvertibility Notice given
on               (the "Waiver Commencement Date"), if any, is hereby rescinded and the Holder's shares of Preferred Stock shall not be redeemed pursuant to
Section 7(a) of the Certificate of Designations of the Preferred Stock by reason of such Inconvertibility Notice or any inconvertibility of any of the Holders' shares of Preferred Stock which may arise pursuant to Section 7(a) of the Certificate of Designations of the Preferred Stock during the period ending on the date set forth below in this Section 1 (the "Waiver Period").

      Date for end of Waiver Period:_______________, 199__

            2. If this Mandatory Redemption Waiver is given in connection with a

Registration Restriction Inconvertibility, promptly, but in no event later than the date which is 15 days after the date of this Mandatory Redemption Waiver, the Corporation shall file a Registration Statement with the SEC relating to the resale by the Holder of the number of Registrable Securities (as defined in the Holder's Subscription Agreement) set forth below in this Section 2, which Registration Statement may be constituted in any manner which does not have the effect of suspending or terminating the effectiveness of any and all Registration Statements filed by the Corporation pursuant to Section 8(b)(1) of the Subscription Agreement or otherwise with respect to the Registrable Securities which names the Holder as a selling stockholder, and shall thereafter use its best efforts to obtain effectiveness of such Registration Statement. Such Registration Statement shall in all respects be deemed a Registration Statement (as defined in the Certificate of Designations of the Preferred Stock).

      Number of Registrable Securities:________________

            3. If the Corporation shall default in the performance of its obligations set forth herein, this Mandatory Redemption Waiver shall cease to be of further force and effect and the rights, liabilities and obligations of the parties shall be restored to those which would have existed in the absence of this Mandatory Redemption Waiver.

            4. This Agreement shall be governed by the laws of the State of New York. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Certificate of Designations.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the respective dates set forth below.

                                    NOVAVAX, INC.

                                    By __________________________________
                                       Title:

                                    Date:________________________________


                                    NAME OF HOLDER:

                                    _____________________________________



                                    By __________________________________
                                       Title:

                                    Date:________________________________


            (f) FORM OF STOCKHOLDER APPROVAL REDEMPTION NOTICE.

                     STOCKHOLDER APPROVAL REDEMPTION NOTICE
                 (SECTION 7(b) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

TO: NOVAVAX, INC.

            (1) Pursuant to the terms of the Series A Custom Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder") hereby notifies Novavax, Inc., a Delaware corporation (the "Corporation"), that the Holder is exercising its right to require the Corporation to redeem
        (fill in lesser of number outstanding and Stockholder Approval Portion) shares of Preferred Stock in accordance with Section 7(b) of the Certificate of
Designations of the Preferred Stock. On                  (fill in Stockholder
Approval Redemption Date) or such later date as the Holder shall surrender to the Corporation the certificates for the shares of Preferred Stock redeemed, the Corporation shall pay the Holder the Stockholder Approval Redemption Price per
share of Preferred Stock to be redeemed of $           . The Stockholder
Approval Redemption Price is equal to the product obtained by multiplying (A) the sum of (i) $1,000.00 plus (ii) the Accrual Amount on such share to the
Stockholder Approval Redemption Date equal to $           times (B) 105%.

            (2) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Certificate of Designations.

Date:_________________________      NAME OF HOLDER:

                                    _________________________________


                                    By_______________________________


            (g FORM OF REDEMPTION NOTICE.

                                REDEMPTION NOTICE
                 (SECTION 9(a) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:___________________________
        (Name of Holder)

            (1) Pursuant to the terms of the Series A Custom Convertible Preferred Stock (the "Preferred Stock"), Novavax, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") that
the Corporation is exercising its right to redeem           shares of Preferred
Stock held by the Holder in accordance with Section 9(a) of the Certificate of
Designations of the Preferred Stock. On              (fill in Redemption Date),
the Corporation shall pay the Holder the Redemption Price per share of Preferred Stock to be redeemed. Check (a) or (b):

        [ ] (a) Based on clause (1) of the definition of the term Redemption
                Price in the Certificate of Designations; or

        [ ] (b) Based on clause (2) of the definition of the term Redemption
                Price in the Certificate of Designations.

            (2) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Redemption Date), the Corporation will make payment of the applicable Redemption Price in accordance with the

Certificate of Designations.

            (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


                                    NOVAVAX, INC.


                                    By _____________________________
                                       Title:

            (h) FORM OF CORPORATION NOTICE.

                               CORPORATION NOTICE
               (SECTION 11(b)(1) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:__________________________
       (Name of Holder)

            (1) An Optional Redemption Event described in the Certificate of Designations of the Series A Custom Convertible Preferred Stock (the "Preferred Stock") of Novavax, Inc., a Delaware corporation (the "Corporation"), occurred on _____________,____. As a result of such Optional Redemption Event, the above-named holder (the "Holder") is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

            (2) The Holder's optional redemption right must be exercised on or before _____________,____.

            (3) At or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation:

      (a) a Holder Notice, in the form set forth in Section 14(h) of the Certificate of Designations; and

      (b) the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation the shares to be redeemed.

            (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date _________________________      NOVAVAX, INC.


                                    By ______________________________
                                       Title:

            (i) FORM OF HOLDER NOTICE.

                                  HOLDER NOTICE
               (SECTION 11(b)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

TO: NOVAVAX, INC.

            (1) Pursuant to the terms of the Series A Custom Convertible Preferred Stock (the "Preferred Stock") of Novavax, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to exercise its right to require redemption by the Corporation pursuant to Sections 11(a) and 11(b) of ______ shares of Preferred Stock at an Optional Redemption Price per share equal to an amount in cash equal to the product obtained by multiplying (a) the sum of
(i) $1,000 plus (ii) the Accrual Amount on each share of Series A Preferred Stock to be redeemed to the date of redemption equal to $______ times (b) the ______% (fill in applicable Optional Redemption Percentage).

            (2) The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed is $______.

            (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date:________________________       NAME OF HOLDER:



                                    By ______________________________
                                       Signature of Registered Holder

   (Must be signed exactly as name
   appears on the stock certificate.)

            (j) FORM OF HOLDER REGISTRATION REDEMPTION NOTICE.

                      HOLDER REGISTRATION REDEMPTION NOTICE
                  (SECTION 11(c) OF CERTIFICATE OF DESIGNATIONS
                 OF SERIES A CUSTOM CONVERTIBLE PREFERRED STOCK)

TO: NOVAVAX, INC.

            (1) Pursuant to the terms of the Series A Custom Convertible Preferred Stock (the "Preferred Stock") of Novavax, Inc., a Delaware corporation (the "Corporation"), the undersigned (the "Holder") hereby elects to exercise its right to require redemption by the Corporation pursuant to Section 11(c) of the Certificate of Designations of the Preferred Stock of ______ shares of Preferred Stock at a Registration Redemption Price per share in cash equal to the product obtained by multiplying (A) the sum of (i) $1,000 plus (ii) the Accrual Amount on each share of Series A Preferred Stock to be redeemed to the date of such redemption in accordance with Section 11(c) equal to $______times
(B) 112.5%.

            (2) The aggregate Registration Redemption Price of all shares of Preferred

Stock to be redeemed is $______

            (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date:_________________________      NAME OF HOLDER:___________________________




                                    By__________________________________
                                        Signature of Registered Holder
                                         (Must be signed exactly as name
                                         appears on the stock certificate.)



            SECTION 15. MISCELLANEOUS.

            (a) NOTICES. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 8320 Guilford Road, Suite C, Columbia, Maryland, Attention: Chief Financial Officer (telephone line facsimile transmission number (301) 854-3901), with a copy to White & McDermott, P.C., 65 William Street, Suite 209, Wellesley, Massachusetts 02181 (telephone line facsimile transmission number (781) 237-8120, or, in the case of any holder of shares of Series A Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series A Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series A Preferred Stock in accordance with this Section or any holder of shares of Series A Preferred Stock shall have provided to the Corporation in accordance with this Section.

            (b) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series A Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series A Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series A Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series A Preferred Stock without charge to such holder.

            IN WITNESS WHEREOF, Novavax, Inc. has caused this certificate to be signed by Brenda L. Fugagli, its Chief Financial Officer, as of the 28th day of January, 1998.

                                    NOVAVAX, INC.



                                    By: /s/ Brenda L. Fugagli
                                        -------------------------------
                                            Brenda L. Fugagli
                                            Chief Financial Officer